Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Net Lease Sets Fourth Quarter and Full Year 2016 Earnings Release Date and Webcast

NEW YORK, February 10, 2017 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) announced today it will release its financial results for the fourth quarter and full year 2016 on Monday, February 27, 2017 before the market opens. The Company will host an earnings conference call reviewing these results and its operations the same day, beginning at 11:00 a.m. ET. The call will be conducted by Scott Bowman, the Company’s President and Chief Executive Officer, and Nick Radesca, the Company’s Chief Financial Officer.

Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the GNL website, www.globalnetlease.com, in the “Investor Relations” section. To listen to the live call, please go to the “Investor Relations” section of the Company’s website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the GNL website.

Conference Call Details

Live Call
Dial-In (Toll Free): 1-888-317-6003
International Dial-In (Toll Free): 1-412-317-6061
Canada Dial-In (Toll Free): 1-866-284-3684
Participant Elite Entry Number: 6184640

Conference Replay*
Domestic Dial-In (Toll Free): 1-877-344-7529
International Dial-In (Toll Free): 1-412-317-0088
Canada Dial-In (Toll Free): 1-855-669-9658
Conference Number: 10101329

*Available one hour after the end of the conference call through May 27, 2017.

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of GNL’s Annual Report on Form 10-K filed on April 3, 2015. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts

Media Inquiries:	Investor Inquiries:
Tim Cifelli President DDCworks tcifelli@ddcworks.com Ph: 484-342-3600	Matthew Furbish Vice President Investor Relations mfurbish@globalnetlease.com Ph: 212-415-6500	Scott J. Bowman Chief Executive Officer and President Global Net Lease, Inc. sbowman@globalnetlease.com Ph: 212-415-6500